Exhibit 10.3
QUANTUM CORPORATION

MARKET-BASED RESTRICTED STOCK UNIT AGREEMENT FOR NON-U.S. EMPLOYEES
Quantum Corporation (the “Company”) hereby grants you, %%FIRST_NAME%-%
%%LAST_NAME%-% (the “Employee”), the number of Restricted Stock Units under the Company's 2021 Inducement Plan (the “Plan”) indicated below. Capitalized terms used and not defined herein will have the meaning set forth in the Plan. Subject to the provisions of Appendix A, any special terms and provisions for your country set forth in Appendix B and of the Plan, the principal features of this award are as follows:

Number of
Restriced Stock
Units:
0 - %%TOTAL_SHARES_GRANTED%-%

Vesting of
Restricted Stock
Units:
The Restricted Stock Units will vest upon achievement of both market goals and time-based vesting requirements, described in detail in Exhibit A.

IMPORTANT:

By electronically accepting this award, you agree that this award is subject to all of the terms and conditions contained in Appendix A, Appendix B and the Plan. For example, important additional information on vesting and forfeiture of the Restricted Stock Units covered by this grant is contained in paragraphs 3 through 5 of Appendix A. Also, your acceptance of this award means that you agree that the Company may use and transfer your personal information as described in paragraph 15 of Appendix A. PLEASE BE SURE TO READ ALL OF APPENDIX A AND ANY PROVISIONS FOR YOUR COUNTRY SET FORTH IN APPENDIX B TO THIS RESTRICTED STOCK UNIT AGREEMENT FOR NON-U.S. EMPLOYEES (THE “AGREEMENT”), WHICH, TOGETHER, CONTAIN THE SPECIFIC TERMS AND CONDITIONS OF THIS GRANT.

In addition, by accepting this award, you agree to the following: “This electronic contract contains my electronic signature, which I have executed with the intent to sign this Agreement.” Please be sure to retain a copy of your electronically signed Agreement; you may obtain a paper copy at any

Exhibit 10.3
time and at the Company’s expense by requesting one from the Company’s Stock Administration Department (see paragraph 13 below).

170731474-v5\NA_DMS

Exhibit 10.3
QUANTUM CORPORATION

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT FOR NON-U.S. EMPLOYEES
Quantum Corporation (the “Company”) hereby grants you, %%FIRST_NAME%-%
%%LAST_NAME%-% (the “Employee”), the number of Restricted Stock Units under the Company's 2021 Inducement Plan (the “Plan”) indicated below. Capitalized terms used and not defined herein will have the meaning set forth in the Plan. Subject to the provisions of Appendix A, any special terms and provisions for your country set forth in Appendix B and of the Plan, the principal features of this award are as follows:

Exhibit 10.3
Number of
Restriced Stock
Units:
0 - %%TOTAL_SHARES_GRANTED%-%

Vesting of
Restricted Stock
Units:
The Restricted Stock Units will vest upon achievement of both performance goals and time-based vesting requirements, described in detail in Exhibit A.

IMPORTANT:

By electronically accepting this award, you agree that this award is subject to all of the terms and conditions contained in Appendix A, Appendix B and the Plan. For example, important additional information on vesting and forfeiture of the Restricted Stock Units covered by this grant is contained in paragraphs 3 through 5 of Appendix A. Also, your acceptance of this award means that you agree that the Company may use and transfer your personal information as described in paragraph 15 of Appendix A. PLEASE BE SURE TO READ ALL OF APPENDIX A AND ANY PROVISIONS FOR YOUR COUNTRY SET FORTH IN APPENDIX B TO THIS RESTRICTED STOCK UNIT AGREEMENT FOR NON-U.S. EMPLOYEES (THE “AGREEMENT”), WHICH, TOGETHER, CONTAIN THE SPECIFIC TERMS AND CONDITIONS OF THIS GRANT.

In addition, by accepting this award, you agree to the following: “This electronic contract contains my electronic signature, which I have executed with the intent to sign this Agreement.” Please be sure to retain a copy of your electronically signed Agreement; you may obtain a paper copy at any time and at the Company’s expense by requesting one from the Company’s Stock Administration Department (see paragraph 13 below).

Exhibit 10.3
APPENDIX A

TERMS AND CONDITIONS OF PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT

FOR NON-U.S. EMPLOYEES

1. Grant. The Company hereby grants to the Employee under the Plan the number of Restricted Stock Units indicated on the first page of this Agreement, subject to the terms and conditions set forth in the Agreement, including this Appendix A and any additional terms and conditions for the Employee’s country set forth in Appendix B, and the Plan.

2. Company’s Obligation to Pay. On any date, a Restricted Stock Unit has a value equal to the Fair Market Value of one Share. Unless and until the Restricted Stock Units have vested in accordance with the Vesting Schedule set forth on the first page of this Agreement, the Employee will have no right to payment of the Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, Restricted Stock Units represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3. Vesting Schedule. Except as provided in paragraph 4, and subject to paragraph 5, the Restricted Stock Units subject to this grant will vest as to the number of Restricted Stock Units, and on the dates shown, on the first page of this Agreement, but in each case, only if the Employee’s status as a Service Provider has not been interrupted, as further described in paragraph 5. For the avoidance of doubt, service during only a portion of the vesting period, but where the Employee has terminated prior to a vesting date, will not entitle the Employee to vest in a pro-rata portion of the Restricted Stock Units.

4. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of all or a portion of the Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having been earned (vested) as of the date specified by the Administrator. Notwithstanding anything in the Plan or this Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with the interruption of the Employee’s status as a Service Provider (provided that such interruption is a “separation from service” within the meaning of Section 409A), as determined by the Company), other than due to death, and if (x) the Employee is a “specified employee” within the meaning of Section 409A at the time of such interruption and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to the Employee on or within the six (6) month period following Employee’s “separation from service” (within the meaning of Section 409A), then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of such separation, unless the Employee dies during such six (6) month period, in which case, the Restricted Stock Units will be paid to the Employee’s estate as soon as practicable following his or her death, subject to paragraph 8. It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the Restricted Stock Units provided under this Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. The Company and the Employee

Exhibit 10.3
will cooperate diligently to amend the terms of this Agreement to avoid the imposition of any taxes or penalties under Section 409A. Notwithstanding the foregoing, under no circumstances will the

Exhibit 10.3
Company be responsible for any taxes, penalties, interest or other losses or expenses incurred by the Employee due under Section 409A or any other law or regulation. For purposes of this Agreement, “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

1. Forfeiture. Notwithstanding any contrary provision of this Agreement, the balance of the Restricted Stock Units that have not vested pursuant to paragraphs 3 or 4 will be forfeited and cancelled automatically on the first to occur of (a) the date the Employee’s status as a Service Provider is interrupted or (b) any Termination Date set forth on the first page of this Agreement.

For purposes of these Restricted Stock Units, the Employee’s status as a Service Provider will be considered terminated as of the date the Employee is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of labor laws or the terms of the Employee’s employment or service agreement, if any). Unless otherwise determined by the Company, the Employee’s right to vest in the Restricted Stock Units, if any, will cease as of this date and will not be extended by any notice period (e.g., the Employee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under labor laws in the jurisdiction where the Employee is employed or otherwise providing services, or the terms of the Employee’s employment or service agreement, if any). The Company shall have the exclusive discretion to determine when the Employee is no longer serving as a Service Provider for purposes of the Restricted Stock Units (including whether the Employee may still be considered to be actively providing services while on a leave of absence).

2. Payment after Vesting. Subject to paragraph 4, Restricted Stock Units that vest will be paid to the Employee (or in the event of the Employee’s death, to his or her legal heirs) in Shares (which may be in electronic form) as soon as practicable following the date of vesting, but in each such case no later than the date that is two-and-one-half months from the end of the Company’s tax year that includes the vesting date. Notwithstanding the foregoing, and if permitted by the Administrator, the Employee may elect to defer the payout of vested Restricted Stock Units by properly completing and submitting a Restricted Stock Unit Deferral Election to the Company in accordance with the directions on the Election form and such rules and procedures as shall be determined by the Administrator in its sole discretion, which rules and procedures shall comply with the requirements of Section 409A, unless otherwise expressly determined by the Administrator.

3. Death of the Employee. Any distribution or delivery to be made to the Employee under this Agreement will, if the Employee is then deceased, be made to the Employee’s legal heirs. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

4. Responsibility for Taxes. The Employee acknowledges that, regardless of any action taken by the Company or, if different, the Parent or Subsidiary employing the Employee (the “Employer”), the ultimate responsibility for all income tax, social insurance, fringe benefit tax, payroll tax, payment on account or other tax-related items related to the Employee’s participation in

Exhibit 10.3
the Plan and legally applicable to the Employee or deemed by the Company or the Employer in its discretion to be an appropriate charge to the Employee even if legally applicable to the Company or the Employer (“Tax-Related Items”), is and remains the Employee's responsibility and may exceed

Exhibit 10.3
the amount, if any, actually withheld by the Company or the Employer. The Employee further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the issuance of Shares upon settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends; and (2) do not commit to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate the Employee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Employee is subject to tax in more than one jurisdiction, the Employee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

To satisfy any withholding obligation for Tax-Related Items, the Company will withhold a portion of the Shares that has an aggregate market value sufficient to satisfy the withholding obligation for Tax-Related Items. In addition and to the maximum extent permitted by law, the Company and/or the Employer, or their respective agents, at their discretion, have the right to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from the Employee’s wages or other cash compensation payable to the Employee by the Company, the Employer or any other Parent or Subsidiary; (ii) withholding from proceeds of the sale of Shares acquired upon vesting and settlement of the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on the Employee’s behalf pursuant to this authorization without further consent); or (iii) any other method of withholding determined by the Company and permitted by applicable law and under the terms of the Plan.

The Company may withhold or account for Tax-Related Items by considering statutory withholding rates or other applicable withholding rates, including maximum rates applicable in the Employee’s jurisdiction(s). In the event of over-withholding, the Employee may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares, or if not refunded, the Employee may seek a refund from the applicable tax authorities. In the event of under- withholding, the Employee may be required to pay additional Tax-Related Items directly to the applicable tax authorities or to the Company and/or the Employer. If the obligation for Tax-Related Items is satisfied by withholding Shares, for tax purposes, the Employee is deemed to have been issued the full number of Shares for which the Restricted Stock Units were settled, notwithstanding that a number of Shares is held back for the purpose of paying the Tax-Related Items.

Finally, the Employee shall pay to the Company or the Employer any amount of Tax- Related Items that the Company or the Employer may be required to withhold or account for as a result of the Employee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or proceeds from the sale of Shares, if the Employee fails to comply with his or her Tax-Related Items obligations.

1. Rights as Stockholder. Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee. Except as provided in paragraph 12, after such issuance, recordation, and delivery, the

Exhibit 10.3
Employee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

Exhibit 10.3
1. Nature of Grant. In accepting the grant, the Employee understands, acknowledges and agrees that:

a.) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

b.) the grant of the Restricted Stock Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units;

c.) all decisions with respect to future Restricted Stock Units grants, if any, will be at the sole discretion of the Company;

d.) the Employee’s participation in the Plan shall not create a right to further employment or other service with the Employer and shall not interfere with the ability of the Employer to terminate the Employee’s service relationship at any time;

e.)    the Employee is voluntarily participating in the Plan;

f.) the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income from and value of same, are not intended to replace any pension rights or compensation;

g.) the Restricted Stock Units and the Shares underlying the Restricted Stock Units, and the income from and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar mandatory payments;

h.) unless otherwise agreed with the Company, the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Employee may provide as a director of a Parent, Subsidiary or affiliate of the Company;

i.) the grant of the Restricted Stock Units and the Employee’s participation in the Plan will not be interpreted to form an employment contract or other service relationship with the Company or any Parent, Subsidiary or affiliate of the Company;

j.) the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

k.) no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from the termination of the Employee’s status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of

Exhibit 10.3
employment laws in the jurisdiction where the Employee is employed or providing services or the terms of the Employee’s employment or service agreement, if any);

l.) unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock Units and the benefits evidenced by this Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company

Exhibit 10.3
nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

a.) neither the Company, the Employer nor any other Parent, Subsidiary or affiliate of the Company shall be liable for any foreign exchange rate fluctuation between the Employee’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to the Employee pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement.

1. No Advice Regarding Grant.

a.) The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Employee’s participation in the Plan, or the Employee’s acquisition or sale of the underlying Shares; and

b.) the Employee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

2. Changes in Shares. In the event that as a result of a stock dividend, stock split, reclassification, recapitalization, combination of Shares or the adjustment in capital stock of the Company or otherwise, or as a result of a merger, consolidation, spin-off or other reorganization, the Restricted Stock Units will be increased, reduced or otherwise changed, and by virtue of any such change the Employee will in his capacity as owner of unvested Restricted Stock Units which have been awarded to him (the “Prior Units”) be entitled to new or additional or different restricted stock units, cash, or securities (other than rights or warrants to purchase securities), such new or additional or different restricted stock units, cash, or securities will thereupon be considered to be unvested Restricted Stock Units and will be subject to all of the conditions and restrictions which were applicable to the Prior Units pursuant to this Agreement and the Plan. If the Employee receives rights or warrants with respect to any Prior Units, such rights or warrants may be held or exercised by the Employee, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants will be considered to be unvested Restricted Stock Units and will be subject to all of the conditions and restrictions which were applicable to the Prior Units pursuant to the Plan and this Agreement. The Administrator in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional units, cash or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

3. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of the Company’s Stock Administration Department, at Quantum Corporation, 224 Airport Parkway, Suite 550, San Jose, CA 95110, or at such other address as the Company may hereafter designate in writing.

4. Grant is Not Transferable. Except to the limited extent provided in paragraph 7 above, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale

Exhibit 10.3
under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any

Exhibit 10.3
attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

1. Data Privacy Notice. The Company, as data controller, hereby informs the Employee about the collection, use and transfer, in electronic or other form, of the Employee’s personal data as described in this Agreement and any other Restricted Stock Unit grant materials and about the sharing of such personal data by and among, as applicable, the Company, the Employer and/or any other Parent, Subsidiary or affiliate of the Company (as identified in Appendix B) for the purpose of implementing, administering and managing the Employee’s participation in the Plan.

The Employee understands that the Company may hold certain personal data about the Employee, including, but not limited to, the Employee’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number (e.g., resident registration number) as permitted under applicable law, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in the Employee’s favor (“Data”), for the purpose of implementing, administering and managing employee management, compensation, and benefits programs, including the Plan.

In most cases, the Company collects the Data directly from the Employee, although sometimes they may obtain it from alternative sources such as the Employer.

The processing and sharing of the Employee’s personal data for the above purposes is justified on the following legal bases: (i) the processing is necessary for the performance of a contract to which the Employee is a party or in order to take steps at the Employee’s request prior to entering into such contract, (ii) the processing is necessary to comply with a legal obligation to which the Company is subject, and (iii) the processing is necessary for the purposes of the legitimate interests of the Company or of a third party, such as implementing and offering stock and annual incentive plan, which are not overridden by the Employee’s interests or fundamental rights and freedoms.

The Employee understands that Data will be transferred to E*Trade Financial Services, Inc. and any entity controlled by, controlling, or under common control with E*Trade Financial Services, Inc. (“eTrade’s affiliates”; and together with E*Trade Financial Services, Inc., “eTrade”), or such other stock plan service provider as may be selected by the Company in the future, acting on behalf and under the instructions of the Company, which is assisting the Company with the implementation, administration and management of the Plan. The Employee understands that the recipients of Data may be located in the United States or in other countries], and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Employee’s country that may not be recognized by the European Commission as offering an adequate level of protection of personal data (no adequacy decision). In order to ensure an adequate level of protection for data transfers to countries that are not subject to an adequacy decision, the Company implements appropriate safeguards, including by way of certifying under the EU-US Privacy Shield or by entering into Standard Contractual Clauses (2010/87/EU and/or 2004/915/EC) as referred to in Art. 46 (5) GDPR or other adequate data

Exhibit 10.3
transfer mechanism. The Employee understands that he or she may request a list with the names and addresses of any potential recipients of the Data, as well as a copy of the appropriate safeguards for the transfer, by contacting privacy@quantum.com. The Employee understands

Exhibit 10.3
that Data will be held only as long as is necessary to implement, administer and manage the Employee’s participation in the Plan, and for up to [10] years after the end of the Employees’ participation in the Plan.

The Employee understands that, subject to the conditions set forth under applicable data protection law, the Employee may exercise his/her rights to request access to Data that the Company and the Employer hold about him/her, to request the rectification or erasure of any inaccurate Data, to object, on grounds relating to his or her particular situation, to the processing of his/her Data, to request the restriction of processing, as well as data portability, by contacting in writing privacy@quantum.com. The Employee also has the right to lodge a complaint with the competent supervisory authority.

Generally, the processing of the Data is necessary for the conclusion and/or performance of the Plan and the Employee is required to provide his or her Data, except in limited instances when the Company indicates that certain information is optional. If the requested Data is not provided, the Company may be unable to manage participation of the Employee in the Plan.
Finally, the Employee understands that, only if required for compliance with the data privacy laws in the Employee's country of residence, the Company will distribute a separate data privacy consent form to be executed by the Employee, either now or in the future. The Employee understands that participation in the Plan may not be possible if the Employee does not execute such separate data privacy consent form.

1. Restrictions on Sale of Securities. The Shares issued as payment for vested Restricted Stock Units under this Agreement will be registered under U.S. federal securities laws and will be freely tradable upon receipt. However, an Employee’s subsequent sale of the Shares may be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws.

2. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors, and assigns of the parties hereto.

3. Additional Conditions to Issuance of Certificates for Shares. The Company shall not be required to issue any certificate or certificates (which may be in book entry form) for Shares payable under this Agreement prior to fulfillment of all of the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any U.S. state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator, in its sole discretion, will have determined to be necessary or advisable; (c) the obtaining of any approval or other clearance from any U.S. state or federal governmental agency, which the Administrator, in its sole discretion, will have determined to be necessary or advisable; and (d) the lapse of such reasonable period of time following the vesting date of the Restricted Stock Units, as the Administrator may establish from time to time, for reasons of administrative convenience.

Exhibit 10.3
4. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to this or future grants of Restricted Stock Units by electronic means or to request the Employee’s consent to participate in the Plan by electronic means. The Employee

Exhibit 10.3
hereby consents to receive such documents by electronic delivery and, if requested, to accept this or future grants of Restricted Stock Units through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

1. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

2. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon the Employee, the Company, and all other interested persons. No person acting as the Administrator will be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

3. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

5. Modifications to the Agreement. This Agreement, together with the Employee’s Change of Control Agreement (or any similar severance or change of control arrangement), constitute the entire understanding of the parties on the subjects covered. The Employee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained in the documents described in the preceding sentence. Notwithstanding the preceding, the Change of Control Agreement shall apply to this Award only to the extent provided in Exhibit A. Modifications to this Agreement or the Plan may be made only in an express written agreement executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Employee, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with these Restricted Stock Units (including settlement or payment thereof), provided that no such revision may materially reduce the economic benefits provided or intended to be provided under this Agreement.

6. Language. The Employee acknowledges and represents that the Employee is proficient in the English language or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Employee to understand the terms of this Agreement and any other documentation related to the Plan. If the Employee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

Exhibit 10.3
7. Appendix. Notwithstanding any provisions in this Agreement, the Restricted Stock Unit grant shall be subject to any additional terms and conditions set forth in any Appendix B to this

Exhibit 10.3
Agreement for the Employee’s country. Moreover, if the Employee relocates to one of the countries included in Appendix B, the additional terms and conditions for such country will apply to the Employee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix B constitutes part of this Agreement.

1. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Employee’s participation in the Plan, or the Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

2. Amendment, Suspension or Termination of the Plan. By accepting this award, the Employee expressly warrants that he or she has received a right to an equity based award under the Plan, and has received, read, and understood a description of the Plan. The Employee understands that the Plan is discretionary in nature and may be modified, suspended, or terminated by the Company at any time.

3. Notice of Governing Law and Venue. This award shall be governed by, and construed in accordance with, the laws of the State of California, without regard to principles of conflict of laws.

For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California in United States of America, and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and in no other courts, where this grant is made and/or to be performed.

4. Waiver. The Employee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Employee or any other grantee.

5. Insider Trading Restrictions/Market Abuse Laws. The Employee may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States and, if different, the Employee’s country, the broker’s country and/or the country where Shares are listed, which may affect the Employee’s ability to accept or otherwise acquire, or sell, attempt to sell or otherwise dispose of, Shares or rights to Shares (e.g., the Restricted Stock Units) under the Plan or rights linked to the value of Shares during such times as the Employee is considered to have “inside information” regarding the Company (as defined by the laws or regulations in the applicable jurisdiction(s)). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Employee placed before possessing inside information. Furthermore, the Employee could be prohibited from (1) disclosing the inside information to any third party and (2) “tipping” third parties or otherwise causing them to buy or sell Company securities; “third parties” include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. It is the Employee’s responsibility to comply with any applicable restrictions and the Employee should speak to his or her personal advisor on this matter.

Exhibit 10.3

Exhibit 10.3
1. Foreign Asset/Account Reporting; Exchange Controls. The Employee acknowledges that the Employee’s country may have certain foreign asset and/or account reporting requirements and/or exchange controls which may affect the Employee’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside the Employee’s country. The Employee may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. The Employee also may be required to repatriate sale proceeds or other funds received as a result of the Employee’s participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. The Employee further acknowledges that it is the Employee’s responsibility to be compliant with such regulations, and the Employee should consult his or her personal legal advisor for any details.

o O o

Exhibit 10.3
APPENDIX B – COUNTRY- SPECIFIC TERMS AND CONDITIONS

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Restricted Stock Unit Agreement for Non-U.S. Employees, Appendix A or the Plan.

This Appendix B includes additional terms and conditions that govern the Restricted Stock Units granted to the Employee if the Employee works and/or resides in any of the countries listed herein. If the Employee is a citizen or resident of a country other than the one in which the Employee is currently working and/or residing, is considered a resident of another country for local law purposes or transfers employment and/or residency between countries after the date of grant, the Company shall, in its sole discretion, determine to what extent the additional terms and conditional included herein will apply to the Employee under these circumstances.

This Appendix B also includes information regarding exchange controls and certain other issues of which the Employee should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control, income tax and other laws in effect in the respective countries as of January 2021. Such laws are often complex and change frequently. As a result, the Employee should not rely on the information noted herein as the only source of information relating to the consequences of the Employee’s participation in the Plan because the information may be out of date at the time the Employee vests in Restricted Stock Units, acquires Shares or sells Shares acquired under the Plan.

In addition, the information is general in nature and may not apply to the Employee’s particular situation, and the Company is not in a position to assure the Employee of any particular result. Accordingly, the Employee should seek appropriate professional advice as to how the relevant laws in the Employee’s country may apply to his or her situation.

If the Employee is a citizen or resident of a country other than the one in which the Employee is currently working and/or residing, is considered a resident of another country for local law purposes or transfers employment after the Restricted Stock Units are granted but prior to vesting of the Restricted Stock Units, the information contained herein may not be applicable in the same manner to the Employee.

[Insert Country Specifics]

Exhibit 10.3
Exhibit A

[Insert Vesting Terms]

Exhibit 10.3
Exhibit B

To the extent Employee entered into a Change of Control Agreement with the Company (as may be amended from time to time) and while Employee’s Change of Control Agreement remains effective, this Restricted Stock Unit Award will be subject to any vesting acceleration provisions set forth in the Employee’s then-effective Change of Control Agreement (including for example and without limitation, the vesting acceleration being subject to Employee entering into and not revoking a release of claims in favor of the Company).

Exhibit 10.3
Exhibit C

General Provisions

1. General. The provisions of this Exhibit C apply to the Award.

2. Definitions. As used herein, the following definition will apply:

(a)“Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than three (3) months or re-employment upon the expiration of such leave is guaranteed by contract or statute; or (ii) notification by the Company of termination under a reduction-in-force. Termination of participation in the Plan in the case of a reduction-in- force shall be considered to have occurred upon the earlier of (x) the end of the employee’s continuation period, or (y) the first (1st) day after the three (3) month period immediately following the cessation of his or her employment services with the Company.

Exhibit 10.3
QUANTUM CORPORATION 2021 INDUCEMENT PLAN
Data Privacy Notice

We, Quantum Corporation, 224 Airport Parkway, Suite 550, San Jose, CA 95110, grant selected employees of our company and employees of our subsidiary’s equity awards under Quantum’s 2021 Inducement Plan (the “Plan”), at our sole discretion. Operating the Plan necessitates certain collection and usage of personal data, as more fully explained below.
Data Collection and Usage. We, as data controller, collect, process and use personal data of participants, including, name, home address and telephone number, date of birth, social insurance number or other identification number (as permitted under applicable law), salary, citizenship, job title, any shares of stock or directorships held in the Quantum Corporation, and details of all purchase rights, canceled, exercised, or outstanding in a participant's favor, which we receive directly from you or from your employer. If we offer you such an equity award pursuant to the Plan, then we will collect your personal data for purposes of implementing, administering and managing the Plan.

The processing and sharing of your personal data for the above purposes is justified on the following legal bases: (i) the processing is necessary for the performance of a contract to which you are a party, as participant, or in order to take steps at your request prior to entering into such contract, (ii) the processing is necessary to comply with a legal obligation to which Quantum is subject, and (iii) the processing is necessary for the purposes of our legitimate interests, such as implementing and offering stock and annual incentive plan for employees, which are not overridden by your interests or fundamental rights and freedoms.

Stock Plan Administration Service Providers. Quantum Corporation transfers participant data to E*Trade Financial Services, Inc., a third-party service provider based in the United States, acting on our behalf and as per our instructions, which assists us with the implementation, administration and management of the Plan. In the future, we may select a different service provider and share your data with another company that serves in a similar manner. Our service provider will open an account for you to receive and trade stock. You will be asked to agree to separate terms and data processing practices with the service provider, which is a condition to your ability to participate in and receive equity grants under our Plan.

International Data Transfers. We, Quantum Corporation, and our service providers are based in the USA. If you are outside the USA, you should note that your country has enacted data privacy laws that are different from the United States and that the destination country may not be recognized by the European Commission as offering an appropriate level of protection of personal data (no adequacy decision). In order to ensure an adequate level of protection for data transfers to countries that are not subject to an adequacy decision, we implement appropriate safeguards, including by way of certifying under the EU-US Privacy Shield [or by entering into Standard Contractual Clauses (2010/87/EU and/or 2004/915/EC) as referred to in Art. 46 (5) GDPR] or other adequate data transfer mechanism. .For example, the European Commission has issued a limited adequacy finding with respect to the USA that applies only to the extent companies register for the EU-U.S. Privacy Shield program, which Quantum Corporation has joined. You may request a list with the names and addresses of any potential recipients of your personal data, as well as a copy of the appropriate safeguards for the transfer, by contacting privacy@quantum.com.

Exhibit 10.3

Exhibit 10.3
Data Retention. We will use your personal data only as long as necessary to implement, administer and manage your participation in the Plan or as required to comply with contractual, legal, or regulatory obligations, including under tax and securities laws. When we no longer need your personal data, which will generally be 10 years after you participate in the Plan, we will remove it from our systems. If we keep data 10 years or longer after you participated in the Plan, it is to satisfy our business, legal, or regulatory obligations and the relevant contractual obligations, laws, or regulations will form Quantum’s legal basis to do so.

Voluntariness and Consequences of Consent Denial or Withdrawal. Generally, the processing of your personal data is necessary for the conclusion and/or implementation, administration and management of your participation in our Plan and you are required to provide your personal data, except in limited instances when certain information is indicated as optional. Your refusal to provide your personal data may prevent us from performing our contractual obligations and may affect your ability to participate to the Plan.
Your participation in our Plan is purely voluntary. This would not affect your salary as an employee or your career; you would merely forfeit the opportunities associated with the Plan.

Data Subject Rights. You have a number of rights under data privacy laws in your country. Subject to the conditions set forth under data privacy laws in your country, your rights may include the right to (a) request access or copies of personal data we process and hold about you, (b) rectification of incorrect data, (c) deletion of data, (d) restrictions on processing, (e) portability of data, and/or (f) to lodge complaints with competent authorities in your country. To receive clarification regarding your rights or to exercise your rights please contact us at privacy@quantum.com.